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                                                                 EXHIBIT (14)(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectuses and related Statements of Additional Information of the Emerald Prime Fund, Emerald Treasury Fund, Emerald Prime Trust Fund and Emerald Treasury Trust Fund (four of the portfolios constituting the Emerald Funds, hereafter referred to as the "Funds") dated April 1, 1996, which Prospectuses and Statements of Additional Information are incorporated by reference and included in the Combined Proxy Statement/ Prospectus and related Statement of Additional Information constituting parts of this registration statement on Form N-14, (the "Registration Statement") of our reports dated January 24, 1996, relating to the financial statements and financial highlights appearing in the November 30, 1995 Annual Reports to Shareholders of the Funds, which reports are also incorporated by reference and included in the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Independent Accountants/Experts" in the Statements of Additional Information dated April 1, 1996.

Price Waterhouse LLP
New York, New York
February 27, 1996